Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED IS OMITTED AND MARKED WITH “****” OR OTHERWISE
CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS
ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

PILOT MATERIALS TRANSFER AGREEMENT

This Pilot Materials Transfer Agreement ("Agreement") is made and entered into as of August 22, 2016 ("EFFECTIVE DATE") by and among Celgene Corporation, a Delaware corporation having a place of business at 85 Morris Avenue, Summit, NJ, 07901 (together with its subsidiaries and affiliates, hereinafter collectively referred to as “Celgene”), and MetaStat, Inc., a Nevada corporation having an address at 27 Drydock Ave., 2nd Floor, Boston, MA 02210-2377 ("Company”).

WHEREAS CELGENE and/or its Affiliates (as defined herein) has discovered, developed, patented, owns and/or controls certain chemical and/or biological compounds, reagents, cell lines and/or other proprietary materials (“CELGENE MATERIALS” as further defined herein);

WHEREAS Company desires to perform, at Company, certain research with such CELGENE MATERIALS (“PILOT PROJECT,” as further described herein);

WHEREAS Celgene is willing to provide Company with samples of the CELGENE MATERIALS for the sole purpose of enabling Company to conduct such PILOT PROJECT, under the terms and conditions set forth in this Agreement;

THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1 DEFINITIONS

1.1
"CELGENE INTELLECTUAL PROPERTY" means all intellectual property of Company, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.2
"CELGENE MATERIALS” means those certain chemical and/or biological compounds, reagents, cell lines and/or other proprietary materials discovered, developed, patented, owned and/or controlled by Celgene and/or its Affiliates, and listed in Appendix A, which may be updated from time to time only by mutual written agreement of the parties.

1.3
"COMPANY INTELLECTUAL PROPERTY" means all intellectual property of Company, including, without limitation, all U.S. and non-U.S. patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

1.4
"CONFIDENTIAL INFORMATION" means all materials, trade secrets or other information, including, without limitation, proprietary information and materials (whether or not patentable) regarding a party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing party to the other party. Notwithstanding the foregoing to the contrary, (a) materials, trade secrets or other information which is orally, visually or physically disclosed by a party shall constitute CONFIDENTIAL INFORMATION if the disclosing party indicated at the time of such disclosure that such materials, trade secrets or other information were confidential and, within twenty (20) days after such disclosure, delivers to the other party a written document or documents describing the materials, trade secrets or other information and referencing the place and date of such oral, visual or physical disclosure, and (b) materials, trade secrets or other information which is disclosed in writing without an appropriate letter, stamp or legend shall constitute CONFIDENTIAL INFORMATION if the disclosing party, within ten (10) days after such disclosure, delivers to the other party a written document or documents describing the materials, trade secrets or other information, and referencing the place and date of such written disclosure. To the extent either party has received CONFIDENTIAL INFORMATION from the other party prior to the EFFECTIVE DATE, it shall be maintained in confidence in accordance with Section 2.12 of this Agreement.

1.5
“PILOT PROJECT" means the research and/or experimentation set forth on the attached Appendix B pertaining to the CELGENE MATERIALS.

2 MATERIAL TRANSFER

2.1
Transfer Of CELGENE MATERIALS. Celgene agrees to deliver or have delivered to Company the CELGENE MATERIALS for the PILOT PROJECT. Company shall treat the CELGENE MATERIALS as the CONFIDENTIAL INFORMATION of Celgene.

2.2
License to Company. Celgene hereby grants to Company, for the Term of this Agreement, a non-exclusive, nontransferable, non-sublicensable, fully paid-up, royalty free license to use the CELGENE MATERIALS solely to conduct PILOT PROJECT.

2.3
Use of CELGENE MATERIALS. Company agrees to use the CELGENE MATERIALS solely to perform PILOT PROJECT. Company further agrees that CELGENE MATERIALS will not be made available, transferred, or provided to anyone outside of Company and its affiliates directly involved in the PILOT PROJECT without Celgene’s express prior written approval.

2.4
Return of Unused CELGENE MATERIALS. Upon the earlier of (a) completion of the PILOT PROJECT or (b) termination or expiration of this Agreement, Company shall, at Celgene’s option, return to Celgene or destroy all CELGENE MATERIALS in Company’s possession.

2.5
No Human Use. Company agrees that any and all CELGENE MATERIALS supplied by or on behalf of Celgene will be used under suitable containment conditions solely for laboratory use, including in vitro and in vivo laboratory studies, and will not be used in humans.

2.6
Celgene's Ownership Rights; Company’s Ownership Rights.

(a) Except as otherwise expressly provided in this Agreement, Celgene, as applicable, shall retain all right, title, and interest in and to the CELGENE MATERIALS and CELGENE INTELLECTUAL PROPERTY in existence as of the EFFECTIVE DATE. Except as set forth in Section 2.2, no right or interest in or to any intellectual property rights of Celgene is granted or implied hereunder.

(b) Except as otherwise expressly provided in this Agreement, Company, as applicable, shall retain all right, title, and interest in and to the COMPANY INTELLECTUAL PROPERTY in existence as of the EFFECTIVE DATE. No right or interest in or to any intellectual property rights of Company is granted or implied hereunder.

2.7
Work Product. Upon the earlier of (a) completion of the PILOT PROJECT or (b) expiration or termination of this Agreement, Company shall provide to Celgene a written report setting forth all data and results obtained by Company in the performance of the PILOT PROJECT (hereinafter the “WORK PRODUCT”). The WORK PRODUCT shall be solely owned by Celgene and treated by Company as the CONFIDENTIAL INFORMATION of Celgene.

2.8
Ownership Of Inventions Arising Hereunder. The parties do not envision inventions arising from the PILOT PROJECT, however in the event that inventions are conceived and/or reduced to practice in connection with Company’s performance of PILOT PROJECT, subject to Section 2.6(b) hereof and to the extent such inventions relate to the CELGENE MATERIALS, Celgene shall solely own all right, title and interest in and to any such inventions (hereinafter the “PROPRIETARY RIGHTS”), and Company hereby assigns their entire right, title and interest in and to any PROPRIETARY RIGHTS to Celgene.

2.9
Term. Unless earlier terminated as provided in Section 2.11, or extended by written agreement of the parties, the Term of this Agreement shall be a period of one (1) year, commencing on the EFFECTIVE DATE.

2.10
Intentionally Omitted.

2.11
Termination.Either party may terminate this Agreement at any time by giving the other party thirty (30) days prior written notice.

2.12
Secrecy Obligations and Exceptions. With regard to CONFIDENTIAL INFORMATION, the receiving party agrees:

A. not to use the CONFIDENTIAL INFORMATION except for the sole purpose of performing under the terms of this Agreement; and

B. to safeguard CONFIDENTIAL INFORMATION against disclosure to others with the same degree of care as it exercises with its own confidential information of a similar nature and in no event less than a reasonable degree of care.

2.12.1
The receiving party shall not be prevented from using or disclosing any CONFIDENTIAL INFORMATION:

A. which the receiving party can demonstrate by pre-existing written records was previously known to it; or

B. which is now, or becomes in the future, public knowledge other than through acts or omissions of the receiving party; or

C. which is lawfully obtained by the receiving party from sources independent of the disclosing party.

2.13
Permitted Disclosures. Notwithstanding Section 2.12, the receiving party shall have the right to disclose CONFIDENTIAL INFORMATION to the extent required by law after notice to the disclosing party and an opportunity for the disclosing party to seek injunctive relief and/or an appropriate protective order.

2.14
Press Releases. Any press release, public announcement or similar publicity by the parties with respect to this Agreement and/or the PILOT PROJECT shall be subject to the prior consent of the other party, which consent shall not be unreasonably withheld, unless such communication is required to be made by law or pursuant to the rules and regulations of the Securities and Exchange Commission or the New York Stock Exchange listing requirements or an equivalent agency and after consultation and coordination between the parties.

2.15
Use of Names. Neither party shall use the name of the other party, nor any adaptation thereof, in any advertising, promotional or sales literature or other publication without the prior consent of such other party, which shall not be unreasonably withheld.

3 REPRESENTATIONS AND WARRANTIES

3.1
By Company. Company represents and warrants to Celgene that it has the lawful right and authority to enter into this Agreement, and grant the rights set forth herein, without the consent or approval of another person or entity.

3.2
By Company. Company represents and warrants that it is regularly engaged in conducting tests in vitro or in laboratory research animals and is qualified by training and/or experience to conduct such tests, and the PILOT PROJECT, using the CELGENE MATERIALS.

3.3
By Celgene. Celgene represents and warrants that it has the lawful right and authority to enter into this Agreement without the consent or approval of another person or entity.

3.4
EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, CELGENE PROVIDES NO WARRANTIES FOR THE CELGENE MATERIALS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, AND CELGENE SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

4 MISCELLANEOUS PROVISIONS

4.1
Notices. All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be mailed by first class mail, registered or certified, return receipt requested, postage prepaid to the party to whom notice is to be given (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of such sending), or sent by facsimile or e-mail delivery of a “.pdf” format data file and confirmed by first class mail, registered or certified, return receipt requested, postage prepaid (in which case such notice shall be deemed to have been duly given on the date of the sending of such facsimile), and properly addressed as follows:

To Celgene:     Celgene
  Attn: Research Alliance Development
  10300 Campus Point Drive, Suite 100
  San Diego, CA 92121
  Alliance@celgene.com

To Company:  MetaStat, Inc.
  Attn: Douglas A. Hamilton
  27 Drydock Ave
  Boston MA, 02210
  Dhamilton@MetaStat.com

Either party may change its address for purposes of this Section 4.1 by giving notice to the other party in the manner provided above.

4.2
Entire Agreement. This Agreement (together with all attached Appendices) constitutes the full and complete agreement and understanding between the parties concerning the subject matter contained herein, and shall supersede any and all prior written and oral agreements concerning such subject matter. This Agreement may not be amended, nor may any provision be waived, without a written instrument executed by Company and Celgene.

4.3
Waiver. No failure or delay by any party to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement, or to exercise any right, power, or remedy hereunder or thereunder or consequent upon a breach hereof or thereof shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy or of any such breach or preclude such party from exercising any such right, power, or remedy at any later time or times.

4.4
Remedies. No right, power, or remedy herein conferred upon or reserved to any party is intended to be exclusive of any other right, power, or remedy, and each and every right, power, and remedy of any party pursuant to this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall to the extent permitted by law be cumulative and concurrent, and otherwise shall be in addition to every other right, power, or remedy pursuant to this Agreement, or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or beginning of the exercise by any party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by any party of any or all such other rights, powers, or remedies.

4.5
Number Headings. Headings in this Agreement are included herein for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

4.6
And Gender. Words in the singular shall include the plural, and words in a particular gender shall include either or both genders, when the context in which such words are used indicates that such is the intent.

4.7
Validity. If for any reason any clause or provision of this Agreement, or the application of any such clause or provision in a particular context or to a particular situation, circumstance or person, should be held unenforceable, invalid or in violation of law by any court or other tribunal, then the application of such clause or provision in contexts or to situations, circumstances or persons other than that in or to which it is held unenforceable, invalid or in violation of law shall not be affected thereby, and the remaining clauses and provisions hereof shall nevertheless remain in full force and effect.

4.8
Assignment. Company shall have no right to assign its rights or obligations under this Agreement without the prior written consent of Celgene and any attempt by Company to assign this Agreement or any right or obligation hereunder in violation of this Section 4.8 shall be void and of no effect. Celgene shall have the unrestricted right to assign its rights and obligations under this Agreement upon prior written notice to Company.

4.9
Independent Contractors. Company and Celgene shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

4.10
Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law principles that may result in the application of the substantive laws of another jurisdiction, and each party submits to the exclusive jurisdiction of the federal and state courts located in Delaware.

4.11       Counterparts.
This Agreement may be executed in two (2) counterparts, and each executed counterpart shall be considered an original of the same agreement if each party has executed at least one counterpart.

[SIGNATURE PAGE FOLLOWS]

Celgene Corporation		MetaStat, Inc.

By:	/s/ James R. Hentke	By:	/s/ Douglas A. Hamilton

Title:	Executive Director, NCD	Title:	President and CEO

Date:	8/24/16	Date:	8/22/2016

APPENDIX A

CELGENE MATERIALS

CELGENE ID #	Amount Provided	Shipping Address
****	3 grams (3 g)	Mike Peterson 27 Drydock Ave, 2nd Floor Boston, MA 02210 (617) 531-0872

APPENDIX B

PILOT PROJECT

****